                                 EXHIBIT 3(I)


    OFFICE OF
   JOHN KOONTZ
SECRETARY OF STATE

                              THE STATE OF NEVADA

                                [SEAL OF NEVADA]

                              DEPARTMENT OF STATE

      I, JOHN KOONTZ, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that the annexed is a true, full and correct transcript of the original Articles of Incorporation of

                             AZTEC SILVER MINING CO.

as the same appears on file and of record in this office.

                                 IN Witness WHEREOF, I have hereunto set my hand
                                        and affixed the Great Seal of State, at
                                        my office in Carson City, Nevada, this
                                        7TH day of JULY A.D. 1971


                                                  /s/ John Koontz
                                                 -------------------------------
                                                              Secretary of State

[SEAL]


                                              By  R.A. [ILLEGIBLE]
                                                 -------------------------------
                                                                          Deputy

                                                                          Form 1

                            ARTICLES OF INCORPORATION

                                       OF

                              UNITED ENERGY CORP.

KNOW ALL MEN BY THESE PRESENTS:

            That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and WE HEREBY CERTIFY:

            FIRST: The name of said corporation is:

                               UNITED ENERGY CORP.

            SECOND: The principal office of this corporation is to be located at First National Bank Building, in the City of Reno, County of Washee, State of Nevada. The law firm of Goldwater, Taber, and Hill is hereby named as the Resident Agent of the above-named corporation and in charge of its said office at Reno, Nevada.

            THIRD: To purchase, lease, locate, or otherwise acquire, to prospect and explore for, and to own, hold, option, cell, exchange, lease, mortgage, or otherwise dispose of and deal in mineral lands, mines, mining rights, minerals, ores, oil lands, real estate, water rights, and in claims and interest therein, in any part of the world; to develop, improve, and work the same; to conduct mining operations of every kind, and by any method now known or hereafter devised.

            To purchase, lease, or otherwise acquire, and to own, hold, sell, exchange, lease, mortgage, or otherwise despose of, and deal in and operate plants, in any part of the world, for reducing, milling, concentrating, smelting, converting, refining, preparing for market, or otherwise treating oil, ores, minerals, matter, and bullion.

            To carry on as principals, agents, commission merchants, consignees, or in any capacity whatever, the business of mining, milling, concentrating, converting, smelting, refining, treating, preparing for market, manufacturing, buying, selling, exchanging, and otherwise producing and dealing in gold, silver, copper, lead, zinc, brass, iron, steel, coal, oil, and salines, and all kinds of ores, metals, and minerals, and the products and by-products thereof, of every description, by whatever process the same are, or may hereafter be, produced.

            To purchase or otherwise acquire, own, buy, sell, exchange, deal and traffic in, standing timber and timber lands; to buy, cut, haul, drive, exchange and sell timber and logs; to saw and otherwise prepare the same for market; to buy, manufacture, exchange, and sell lumber, bark, wood, pulp, and other materials, and all articles and products made therefrom, or consisting thereof, in whole or in part, and generally to carry on, as principals or agents, commission merchants, consignees, or in any other capacity whatever, any business appurtenant thereto.

            To appropriate or otherwise to acquire water rights and privileges, and engage in the business of supplying and conducting water for irrigation and other purposes, and to acquire and develop water, electricity, or other kinds of power for its own purposes, or for sale to others, and to construct, maintain, and operate water works, gas works, and works for the development, transmission and delivery of electrical or other power.

            To engage in the leasing of lands believed to contain petroleum, oils, and gas; the improving, mortgaging, leasing, assiging, and otherwise disposing of the same; the prospecting, drilling, pumping, piping, storing, refining and selling, both at wholesale and retail, of oil and gas; the buying, otherwise acquiring, selling and otherwise disposing of any and all real estate and personal property for use in the business of the company; the construction of any and all buildings, pipe lines, pumping stations, and storage tanks, and any and all other buildings required in carrying on the business of the company; the acting as trustee for holders of oil lands in the receiving and disbursement of funds to be used in drilling for the common benefit of the land holders; the doing of any and every act or thing, proper, necessary, and incidental to the general purpose of this company.

            To purchase, improve, develop, lease, exchange, sell, dispose of, and other deal in and turn to account, real estate; to purchase, lease, build, construct, erect, occupy, and manage buildings of every kind and character whatsoever; to finance the purchase, improvement, development, and construction of land and buildings, belonging to or to be acquired by this company, or any other person, firm, or corporation.

            To purchase, subscribe for, or in any manner acquire, to sell, transfer, mortgage, pledge, or in any manner dispose of, to hold as investment or otherwise, and to deal in and exercise all rights of individual natural persons with respect to; (1) bonds, warrants, mortgages, debentures, notes, obligations, contracts, and evidences of indebtedness of, and claims, demands, and choses in action against individuals, firms, associations, trusts, joint-stock companies, private, public, or municipal corporations, the Government of the United States, or any state, district, territory, or colony thereof, and the governments, dominions, territories, and colonies of foreign countries; and (2) shares of stock or certificates and interests in corporations, firms, associations, trusts, partnerships, and joint-stock companies.

            To purchase, hold, sell, and reissue the shares of its own capital stock.

            To make and enter into contract and agreement of every name, nature, and description with any individual or individuals, firm, sunducate, association, and corporation, whether private, public, or municipal, and with the government or public authorities of the United States, or of any state, territory, colony, or dependency thereof, and with any foreign government, or any subdivision thereof.

            To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth, to the same extent as natural persons might or could do in any part of the world as principals, agents, contractors, trustees, or otherwise, alone or in company or partnership with other persons, firms, or corporations.

            FOURTH: The amount of the total authorized capital stock of this corporation is ONE MILLION DOLLARS ($1,000,000.00), divided into ONE HUNDRED MILLION (100,000,000) shares of the par value of ONE CENT ($.01) each.

            FIFTH: No holder of shares of any class of capital stock of the Corporation shall have any pre-emptive right to subscribe to any additional issues of capital stock of the Corporation or to any issues of securities of the Corporation convertible into capital stock unless the Board of Directors shall in its sole discretion otherwise determine and the only in such amount and at such price as the Board may fix; and any shares of capital stock of the Corporation or any securities of the Corporation convertible into capital stock which the Board may offer for subscription may be offered to holders of shares of any class or classes of capital stock at the time existing to the exclusion of holders of shares of any other class or classes of capital stock at the time existing.

            SIXTH: The members of the governing board shall be styled "Directors:" and the number of such directors shall be not less than three, but may be increased or changed in the manner provided by Section 78.330 of the General Corporation Act of Nevada. The first Board of Directors shall consist of three (3) members, whose names and post office addresses are as follows:

           Name                          Address
           ----                          -------

           Richard F. Simons             Route No. I.P.O. Box 28
                                         (via Austin, Nevada)
                                         Ione, Nevada 89310

           Bus L. Hedgcorth              Route No. P.O. Box 29
                                         (via Austin, Nevada)
                                         Ione, Nevada 89310

           Frank A. Eldredge II          450 East 700 South
                                         Sandy, Utah 84070

            SEVENTH: The capital stock of this corporation after the amount of the subscription price or par value has been paid in shall not be subject to assessment to pay debts of this corporation and notstock issued as fully paid shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

            EIGHTH: The names and post office addresses of each of the incorporators signing these Articles of Incorporation are as follows:

           Name                          Address
           ----                          -------

           C. Allen Elggren              1211 Walker Bank Building
                                         Salt Lake City, Utah

           Gary L. Schwendiman           1211 Walker Bank Building
                                         Salt Lake City, Utah

           C. Allen Elggren II           7035 Campus Drive
                                         Salt Lake City, Utah

            NINTH: This corporation is to have perpetual existence.

            We, the undersigned, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set our hands this 6th day of July, 1971.


                                           /s/ C. Allen Elggren
                                           -------------------------------------
                                           C. Allen Elggren


                                           /s/ Gary L. Schwendiman
                                           -------------------------------------
                                           Gary L. Schwendiman


                                           /s/ C. Allen Elggren II
                                           -------------------------------------
                                           C. Allen Elggren II

STATE OF UTAH         )
                       ss.
COUNTY OF SALT LAKE   )

[NOTARY SEAL]

            On this 6th day of July, 1971, before me, a Notary Public, personally appeared C. Allen Elggren, Gary L. Schwendiman, and C. Allen Elggren II, the signers of the above instrument, who duly acknowledged to me that they executed the same.


                                           /s/ Elizabeth [ILLEGIBLE]
My Commission Expires:                     -------------------------------------
                                           Notary Public

     OFFICE OF
WM. D. SWACKHAMER
SECRETARY OF STATE

                              THE STATE OF NEVADA

                                [SEAL OF NEVADA]

                              DEPARTMENT OF STATE

      I, Wm. D. Swackhamer, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that the annexed is a true, full and correct transcript of the original certificate of Amendment of Articles of Incorporation of

                  AZTEC SILVER MINING CO.

                  Changing Name to:

                  UNITED ENERGY CORP.

as the same appears on file and of record in this office.

                                      IN WITNESS WHEREOF, I have hereunto set my
                                            hand and affixed the Great Seal of
                                            State, at my office in Carson City,
                                            Nevada, this FIFTH day of APRIL,
                                            A.D., 1979


                                                  /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                              Secretary of State

[SEAL]


                                              By
                                                 -------------------------------
                                                                          Deputy

Form 4                                                               1088 [LOGO]

        F I L E D
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

APR - 5 1979

WM. SWACKHAMER-SECRETARY OF STATE


/s/ Wm. D. Swackhamer

No. 1742-71
    --------------

                             ARTICLES OF AMENDMENT

                                       of

                             AZTEC SILVER MINING CO.

KNOW ALL MEN BY THESE PRESENTS:

      That we, the undersigned, being the President and Secretary of the Corporation, do hereby certify to the adoption of the following amendment to the Articles of Incorporation:

      1. The name of the corporation is changed from the present name of Aztec Silver Mining Co., to the name of UNITED ENERGY CORP.

      2. The amendment was adopted at the Annual Meeting of shareholders held on the 15th day of March, 1979, pursuant to written notice to all shareholders of the Corporation.

      3. There are 3,740,750 shares of common capital stock outstanding and eligible to vote.

      4. There were 2,925,00 shares present in person and represented by proxy and voted in favor of the proposed amendment. No shares voted against the amendment.

      5. The resident agent is MYRTLE KONCHER, 915 Lyons Avenue, Elko, Nevada, 89801

      IN WITNESS WHEREOF, the said officers of the Corporation have set their hands this 15th day of March, 1979.


                                                /s/ Noah R. Eldredge
                                                --------------------------------
                                                NOAH R. ELDREDGE, President.


/s/ Julie Eldredge
-----------------------------
JULIE ELDREDGE, Secretary.

STATE OF UTAH         :
                      )    SS.
COUNTY OF SALT LAKE   :

      On the 15th day of March, 1979, personally appeared before me Noah R. Eldredge and Julie Eldredge, who being by me duly sworn, did say each for himself, that he Noah R. Eldredge, is the president, and she, Julie Eldredge, is the Secretary of Aztec Silver Mining Company, and that the within and foregoing instrument was signed on behalf of said Corporation for the use and purpose therein set forth.

      Dated this 15th day of March, 1979.


                                               /s/ Enid Bourgeois
                                               ---------------------------------
My Commission Expires:                          NOTARY PUBLIC, Residing at
      7-1-80                                    Salt Lake City, Utah
-------------------------